Exhibit 23.10

CONSENT TO BE NAMED AS A NOMINEE FOR DIRECTOR

OF

PRODUCT SHIPPING LIMITED

I hereby consent to being named as a director nominee of Product Shipping Limited, a Marshall Islands corporation in the Registration Statement on Form F-1 of Product Shipping Limited (including the prospectus contained therein), and all subsequent amendments and post-effective amendments or supplements thereto, filed with the U.S. Securities and exchange Commission.

Dated: September 3, 2014

/s/ Frans J. van Lanschot
Name: Frans J. van Lanschot